FROM: EDWARD G. NOVOTNY & ASSOCIATES, INC.
         Two Tudor City Place, New York, NY 10017
         Tel: 212.490.2065, Email: novotnyinc@aol.com
         FOR: TALKPOINT COMMUNICATIONS INC. (OTCBB: TLKP.OB & TLKPW.OB) 100 William Street, New York, NY 10038

                                                 FOR IMMEDIATE RELEASE
                                                Monday, March 22, 2004

      TALKPOINT COMMUNICATIONS INC. ANNOUNCES CLOSING ON SALE TO TALKPOINT
                      HOLDINGS LLC OF SUBSTANTIALLY ALL OF
                                COMPANY'S ASSETS


             TalkPoint Holdings Assumes TalkPoint Communications As
         Operating Name, Entire Staff Of TalkPoint Communications Hired
                    In Transaction, New Company Fully Funded


                  NEW YORK-TalkPoint Communications Inc. (OTCBB: TLKB.OB & TLKPW.OB), the New York-headquartered provider of voice and visual communications solutions to corporations and institutions, announced today that the U.S. Bankruptcy Court for the District of Delaware has approved the sale of substantially all of the Company's assets to TalkPoint Holdings LLC, a new privately-owned company formed by former TalkPoint directors, and that it has closed on that sale transaction. The transaction, involving payment of approximately $800,000 in cash and assumption of certain liabilities, was announced on January 15, 2004 following the Company's filing of a voluntary petition under Chapter 11 of the Bankruptcy Code. It had been approved by the Company's Board of Directors and was subject to, among other things, Bankruptcy Court approval.

                    Commenting on the announcement, TalkPoint Communications' Chief Executive Officer Nick Balletta said, "This transaction was the best option available for the Company's customers, debtholders and employees and is the key to strengthening the business to better serve customers in an increasingly competitive environment. It has been a difficult decision, but the approved sale allows TalkPoint Communications to preserve the greatest value for our creditors while ensuring the continuity of business operations for customers and employees." He added, "The entire staff of TalkPoint Communications has been hired by TalkPoint Holdings. TalkPoint Holdings intends to assume the lease for the Company's 100 William Street corporate headquarters in New York City, and, most importantly, continuity of services have been maintained with full funding throughout the bankruptcy process. Today it is business as usual at TalkPoint."

                                    - MORE -
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ADD ONE--TALKPOINT SALE CLOSES

                  TalkPoint Holdings LLC will assume TalkPoint Communications as the Company's trade name. TalkPoint Communications will be changing its name to TPC Liquidation Inc. TPC Liquidation Inc. does not have and does not anticipate having any ongoing business operations in the future, other than the winding down of its affairs.
                  Because the proceeds from the sale transaction are less than the aggregate liabilities of TalkPoint Communications ("the Company"), the Company believes that it is unlikely shareholders of the Company will receive any distribution in the bankruptcy case on account of the ownership of their shares. The Company is also considering terminating the registration of its securities under the Securities Exchange Act of 1934, as amended. If the Company terminates its registration, it will not be required to file periodic and other reports with the SEC and it is probable that trading in the Company's securities will cease or diminish significantly. Even if the Company does not terminate its registration, it may not be able to file these reports with the SEC, which also may result in a cessation or diminution in the trading of the Company's securities.

                   TalkPoint Communications is traded on the OTC Bulletin Board market under the symbols TLKP.OB and TLKPW.OB; TalkPoint Holdings is privately-held.


                                    * * * * *
                  This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Actof 1934, which represent the Company's expectations or beliefs concerning future events. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements. Such factors include, without limitation, the impact of the Company's filing of a voluntary petition under Chapter 11 of the Bankruptcy Code and the proceedings associated therewith, uncertainties associated with the sale of assets to TalkPoint Holdings, general economic conditions, competition in the markets in which the Company operates, and technological change and innovation in the voice and communications industry. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language set forth in the Company's most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. There can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting such forward-looking statements.